Exhibit 10.14

AMENDMENT TO SUBSCRIPTION AGREEMENT

This Amendment to Subscription Agreement (this “Amendment”) is entered into as of June 18, 2018 between LF Capital Acquisition Corp., a Delaware corporation (the “Company”), and [PURCHASER] (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are parties to that certain Subscription Agreement, dated as of June 13, 2018 (the “Agreement”); capitalized terms used and not otherwise defined in this Amendment shall have the meanings given to them in the Agreement;

WHEREAS, the Company intends to amend the terms of the IPO to, among other things, increase the aggregate amount to be deposited the Trust Account for the benefit of the holders of the Public Shares by increasing the number of Private Placement Warrants to be purchased by the Sponsor, the Purchaser and certain affiliates of the Purchaser; and

WHEREAS, the Company and the Purchaser desire to amend certain provisions of the Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.            Amendments to Agreement. Subject to the terms and conditions hereof, the Agreement is hereby amended, and the parties hereto otherwise agree, as set forth in this Section 1.

(a)       Private Placement Warrants. In addition to the number of Private Placement Warrants to be purchased pursuant to the terms of the Agreement, the Purchaser shall purchase the additional number of Private Placement Warrants set forth on the signature page hereto, in consideration for the Purchaser’s payment of the aggregate purchase price therefor set forth on the signature page hereto (the “Additional Private Placement Warrants Purchase Price”). For the avoidance of doubt, in accordance with Section 1(a)(iii) of the Agreement, if the IPO Closing has not occurred by the date that is seven (7) Business Days after the date on which the Purchaser remitted the Additional Private Placement Warrants Purchase Price to the Company’s transfer agent, then, unless the Purchaser otherwise agrees in writing, the Company will promptly cause its transfer agent to return such amount to the Purchaser.

2.            General.

(a)       No Further Effect. Except as expressly set forth in this Amendment, this Amendment does not, by implication or otherwise, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, which shall remain in full force and effect in accordance with its terms.

(b)       Entire Agreement. This Amendment, together with the Agreement and any other documents, instruments and writings that are delivered pursuant hereto or referenced herein or therein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(c)       Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(d)       Headings. The section headings contained in this Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Amendment.

[Signature page follows]

2

IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as of the date first set forth above.

COMPANY:

LF CAPITAL ACQUISITION CORP.

By:
Name:
Title:

PURCHASER:

[BLACKROCK ENTITY]

By:
Name:
Title:

	Number	Purchase Price

Additional Private Placement Warrants	[_]	$	[_]

[Signature Page to Subscription Agreement]